Exhibit 10.1

Execution Version

MFIC BETHESDA CLO 1 LLC

REFINANCING PLACEMENT AGREEMENT

October 23, 2025

SMBC Nikko Securities America, Inc.

as a “Placement Agent”

277 Park Avenue

New York, NY 10172

Attention: Structured Finance Group

Email: siasg@smbcnikko-si.com

Apollo Global Securities, LLC

as a “Placement Agent”

9 West 57th Street

New York, New York 10019

 Ladies and Gentlemen:

MFIC Bethesda CLO 1 LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”) proposes to issue and sell the A-1-R Senior Secured Floating Rate Notes due 2037 (the “Class A-1-R Notes”), the A-2-R Senior Secured Floating Rate Notes due 2037 (the “Class A-2-R Notes”), the Class B-R Senior Secured Floating Rate Notes due 2037 (the “Class B-R Notes”), the Class C-R Secured Deferrable Floating Rate Notes due 2037 (the “Class C-R Notes”), and the Class D-R Secured Deferrable Floating Rate Notes due 2037 (“Class D-R Notes” and, together with the Class A-1-R Notes, the Class A-2-R Notes, the Class B-R Notes and the Class C-R Notes, the “Notes”). The Notes will be issued pursuant to an indenture dated as of November 2, 2023 (as amended and supplemented by the First Supplemental Indenture dated as of the date hereof (the “First Supplemental Indenture”) and as further amended, modified or supplemented from time to time, the “Indenture”) by and between the Issuer and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”). Terms used herein and defined in the Indenture, but which are not otherwise defined herein, shall have the respective meanings given to such terms in the Indenture. The Issuer, subject to the terms and conditions contained herein, agrees to appoint each of SMBC Nikko Securities America, Inc. (“SMBC”) and Apollo Global Securities, LLC (“Apollo Global Securities”) as a placement agent (each, in such capacity, a “Placement Agent” and, together, “Placement Agents”) for the Notes set forth in Schedule A hereto (the “Placed Notes”) pursuant to this Placement Agreement (this “Agreement”).

In connection with the offer and sale of the Notes, the Issuer has prepared a preliminary offering circular dated September 9, 2025 (the “Preliminary Offering Circular”), a second preliminary offering circular dated October 8, 2025 (the “Second Preliminary Offering Circular”) and a final offering circular dated October 16, 2025 (the “Final Offering Circular” and, together with the Preliminary Offering Circular and the Second Preliminary Offering Circular, together with any amendments or supplements thereto, the “Offering Circular”), for the information of the Placement Agents and for delivery by the Placement Agents to prospective purchasers of Placed Notes.

The parties hereto hereby agree as follows:

1. The Issuer agrees to issue and sell the Placed Notes (the “Offering”) as hereinafter provided, subject to the terms of the Indenture.

2. The Issuer understands that each Placement Agent intends (a) to offer Placed Notes privately and under Regulation S and Rule 144A on the terms set forth in the Final Offering Circular as soon after this Agreement has become effective as is advisable in the judgment of such Placement Agent and (b) to offer Placed Notes on the terms set forth in the Final Offering Circular with all such purchases to close on October 23, 2025 (the “2025 Refinancing Date”).

The Issuer acknowledges and agrees that each Placement Agent shall act, has acted, and is acting, solely in the capacity of an arm’s length contractual counterparty to the Issuer with respect to the Offering of the Placed Notes contemplated hereby (including in connection with determining the terms of the Offering) and as an independent contractor, and not as a fiduciary, financial advisor or agent, and any duties of such Placement Agent with respect to investment banking services to the Issuer, including the Offering of the Placed Notes contemplated hereby (including in connection with determining the terms of the Offering), shall be contractual in nature, as expressly set forth herein, and shall be owed solely to the Issuer. Each party disclaims any intention to impose any fiduciary or similar duty on any other. The Issuer has been advised that SMBC is engaged in a broad range of transactions which may involve interests that differ from those of the Issuer and that SMBC as a Placement Agent has no obligation to disclose such interests and transactions to the Issuer. The Issuer waives to the fullest extent permitted by law, any claims it may have against each Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that each such Placement Agent shall not have any liability (whether direct or indirect) to the Issuer in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of Issuer, including its members, employees or creditors. Additionally, neither Placement Agent has advised, nor is it advising, the Issuer or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Issuer shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither Placement Agent shall have responsibility or liability to the Issuer with respect thereto. It is agreed and acknowledged that the obligations of the Placement Agents in connection with the Transaction and the Offering are several and not joint and neither Placement Agent shall be liable for any act or omission of the other.

The Issuer expressly acknowledges and agrees that this Agreement does not in any way constitute a commitment by either Placement Agent to purchase any of the Notes and does not ensure successful placement by Placement Agents of the Placed Notes or any portion thereof. The Placement Agents shall be solely responsible for placing the Placed Notes and, as such, each has the right to reject, in whole or in part, any offer received by it to purchase any Placed Notes, and any such rejection by a Placement Agent shall not be deemed to be a breach of the agreements contained herein.

The Issuer hereby agrees and confirms that it has authorized each Placement Agent, subject to the restrictions set forth below, to offer Placed Notes and, in connection therewith, to distribute copies of the Offering Circular, as may be amended, supplemented and revised from time to time, in connection with the Offering (it being understood that (i) no further copies of the Preliminary Offering Circular were authorized to be distributed on and after issuance of the Second Preliminary Offering Circular and (ii) no further copies of the Second Preliminary Offering Circular were authorized to be distributed on and after the issuance of the Final Offering Circular).

3. (a) On the basis of the representations, warranties, covenants and agreements contained herein and subject to all the terms and conditions set forth in this Agreement, each Placement Agent hereby agrees to use its commercially reasonable efforts, as the Issuer’s contractual counterparty and not as principal, to place the Placed Notes for settlement on the 2025 Refinancing Date and to assist the Issuer in connection with the sale of the Placed Notes to the purchasers thereof. Each Placement Agent may, but is not obligated to, at any time purchase, as principal, all or a portion of the Placed Notes as set forth in, and subject to the terms of the Indenture.

(b) The Issuer agrees that it has not retained and will not, during the Offering Period (as defined below), retain any other firm, corporation, entity or other person to assist the Placement Agents or the Issuer with respect to the placement, offer or sale of the Notes and will not, directly or indirectly, offer any of the Notes for sale to, or solicit any offers to buy from, or otherwise contact, approach or negotiate with respect thereto, with any such person other than through a Placement Agent. A Placement Agent may separately engage, at its own expense and with the prior approval of the Issuer and the Collateral Manager, such sub-contractors as it may deem necessary or appropriate, which sub-contractors shall be identified to the Issuer. As used herein, “Offering Period” shall mean the period commencing on the earlier of the date on which the Placed Notes are first offered and the date hereof and ending on the earlier to occur of (i) the 2025 Refinancing Date and (ii) the termination of this Agreement in accordance with Section 10 hereof.

(c) As compensation for the services to be provided by each Placement Agent hereunder, the Issuer shall pay to such Placement Agent a fee in an amount separately agreed between MidCap Financial Investment Corporation and SMBC pursuant to an engagement letter dated as of September 19, 2025 (the “Engagement Letter”). Pursuant and subject to the Engagement Letter, the Issuer shall also reimburse each Placement Agent upon demand for reasonable and documented out-of-pocket expenses (including fees and expenses of legal counsel) incurred in connection with the duties performed by a Placement Agent hereunder. Such fees and expenses shall be due and payable on the 2025 Refinancing Date from the proceeds of the issuance of the Notes.

(d) The Issuer agrees to pay or cause to be paid on the 2025 Refinancing Date, or as soon as reasonably practicable thereafter, all reasonable and documented expenses incident to the performance of its obligations under the Transaction Documents to which it is a party, but subject to the limitations set forth in the Engagement Letter, including: (i) the fees, disbursements and expenses of its counsel and accountants in connection with the placement of the Notes, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Offering Circular and all amendments and supplements thereto (including, if applicable, financial statements), including the mailing and delivering of copies thereof to the Placement Agents and other designated persons; (ii) the costs and expenses related to the transfer and delivery of the Notes, including any documentary, stamp, value-added or similar tax of the State of Delaware and any other transfer or other taxes payable thereon; (iii) the costs of printing, preparing or producing the Transaction Documents and any other agreements or documents in connection with the offering, purchase, sale and/or delivery of the Notes; (iv) if applicable, any expenses in connection with the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and all fees and disbursements of counsel for SMBC in connection with such registration or qualification and memoranda relating thereto); (v) the cost of printing certificates representing the Notes; (vi) the fees and expenses of the Trustee and its counsel; (vii) the costs and charges of any transfer agent, registrar and/or depositary; (viii) the fees charged by any Rating Agency for the rating of the Notes; (ix) the fees and expenses of the Collateral Manager and its counsel; (x) the fees and expenses of the Collateral Administrator and its counsel; (xi) the fees and expenses of the Delaware counsel to the Issuer; (xii) the fees and expenses of U.S. counsel to the Issuer; and (xiii) all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made herein.

(e) Each Placement Agent agrees (a) not to offer or procure the subscription of the Placed Notes by means of any form of general solicitation or advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D thereunder and (b) to offer (including through any U.S. broker dealer that is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to and procure the subscription of the Placed Notes only from, Persons (1) in the United States or to or for the account or benefit of U.S. persons (as defined in Regulation S under the Securities Act) who are Qualified Institutional Buyers within the meaning of Rule 144A that are also (x) Qualified Purchasers or (y) entities owned exclusively by Qualified Purchasers (“QIB/QPs”) or (2) outside the United States to persons that are non-U.S. persons (within the meaning of Regulation S under the Securities Act) in offshore transactions in reliance on Regulation S under the Securities Act, in each case who are purchasing the Placed Notes for investment purposes and not with a view to distribution or resale thereof. Each Placement Agent understands that each such purchaser of Placed Notes must satisfy the conditions set forth in Sections 2.5 and 2.11 of the Indenture (such provisions, the “Transfer Provisions”). Each Placement Agent understands that resales or transfers of Placed Notes will be restricted to resales or transfers made in transactions exempt from the registration requirements of the Securities Act in accordance with the Transfer Provisions, and that all Placed Notes will bear legends as described in the Indenture. Each Placement Agent will comply with all applicable laws and regulations in each jurisdiction in which it offers Placed Notes.

(f) With respect to offers and sales of Placed Notes, each Placement Agent hereby represents to and agrees with the Issuer that, in respect of itself only:

(i)

no action has been or will be taken by it that would permit a public offering of the Placed Notes, or possession or distribution of the Offering Circular or any other offering or publicity material relating to the Placed Notes, in any country or jurisdiction where such action for that purpose is required;

(ii)

it will comply with all applicable laws and regulations in each jurisdiction in which it offers, sells or delivers Placed Notes (as agent for the Issuer or otherwise) or has in its possession or distributes the Offering Circular and will not place or deliver any of the Placed Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof;

(iii)

it will not, acting either as principal or agent, offer or sell any Placed Notes in the United States other than the Placed Notes in registered form bearing a restrictive legend thereon, and it will not, acting either as principal or agent, offer, sell, reoffer or resell any of such Placed Notes (or approve the resale of any of such Placed Notes) except (1) inside the United States or to, or for the account or benefit of a U.S. Person (as defined in Regulation S) through a U.S. broker dealer that is registered under the Exchange Act to investors each of which such Placement Agent reasonably believes is a QIB/QP purchasing for its own account to whom notice is given that the resale or other transfer is being made in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder, (2) outside the United States to a person that is a non-U.S. Person in an offshore transaction in accordance with Regulation S and that is purchasing for its own account and (3) otherwise in accordance with the restrictions on transfer set forth in such Placed Notes, this Agreement and the Final Offering Circular, and in each case in compliance with the transfer restrictions (including certification and other requirements) referred to herein and the Final Offering Circular and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction;

(iv)

it has not solicited and will not solicit offers for the Notes, and has not arranged and will not arrange commitments to purchase Notes, except in the case of the Placed Notes in accordance with the Offering Circular, this Agreement, the Indenture, any applicable U.S. federal and state securities laws and the securities laws of any jurisdiction in which the Placed Notes have been offered;

(v)	it has not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Placed Notes;

(vi)	the Placed Notes offered by it pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions;

(vii)	the placement of the Placed Notes by it pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act;

(viii)

it has delivered a copy of the Preliminary Offering Circular and/or the Second Preliminary Offering Circular to each person or entity to whom it offered the Placed Notes and has delivered a copy of the Final Offering Circular to each purchaser of the Placed Notes and will deliver at the same time to each purchaser of Placed Notes a “marked to show change” version of the Final Offering Circular (showing all changes made between the Second Preliminary Offering Circular and the Final Offering Circular);

(ix)

(x) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”)) received by it in connection with the issue or sale of the Placed Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and (y) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Placed Notes in, from or otherwise involving the United Kingdom;

(x)

it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area. For the purposes of this provision: (i) the expression “retail investor” means a person who is one (or more) of the following: (A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (B) a customer within the meaning of Directive 2016/97/EU, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor as defined in the Prospectus Regulation; and (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes;

(xi)

it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the United Kingdom. For the purposes of this provision: (i) the expression “retail investor” means a person who is one (or more) of the following: (A) a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) No 2017/565 as it forms part of assimilated law in the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended, including but not limited to by way of the Retained EU Law (Revocation and Reform) Act 2023, the

“EUWA”); (B) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (C) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of assimilated law in the UK by virtue of the EUWA; and (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes;

(xii)

it will have, at or prior to confirmation of sales of the Placed Notes in reliance on Regulation S, sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Placed Notes from the Issuer during the restricted period a confirmation or notice to substantially the following effect:

“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution of the Notes at any time or (ii) otherwise prior to 40 days after the closing of the offering, except in either case in accordance with Regulation S (or Rule 144A) under the Securities Act. Terms used above have the meaning given to them by Regulation S”; and

(xiii)	it is a QIB/QP.

(g) Terms used in this Section 3 and not otherwise defined in this Agreement, the Indenture have the meanings given to them by Regulation S under the Securities Act.

4. The Issuer represents and warrants to each Placement Agent that, as of the date hereof:

(a) (i) no action has been or will be taken by it that would permit a public offering of the Notes, or possession or distribution of the Offering Circular or any other offering or publicity material relating to the Notes, in any country or jurisdiction where such action for that purpose is required; and (ii) it will comply in all respects with all applicable laws and regulations in each jurisdiction in which it offers, sells or delivers Notes or has in its possession or distributes the Offering Circular;

(b) (i) the Preliminary Offering Circular and the Second Preliminary Offering Circular did not, as of their respective dates (and for the avoidance of doubt subject to any changes to the disclosure therein made in the Second Preliminary Offering Circular and/or the Final Offering Circular, as applicable), and the Final Offering Circular does not, as of its date and as of the 2025 Refinancing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such dates, not misleading; provided that the Issuer makes no such representation or warranty as to the Placement Agent Information; and (ii) no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Final Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(c) it has not prepared, used, authorized, approved or referred to any written materials that constitute an offer to sell or solicitation of an offer to buy any Notes other than the Offering Circular and any term sheets or marketing books prepared by a Placement Agent and approved by a Placement Agent for such purpose;

(d) since the later of (x) the respective dates as of which information is given in the Offering Circular and (y) such party’s date of formation or incorporation, (i) there has not been any material adverse change in or material adverse effect on the financial condition, or the business, operations or management of the Issuer, taken as a whole (a “Material Adverse Effect”) that would make the Offering impracticable, (ii) there has not been any change in the equity capital or long-term debt of the Issuer and (iii) the Issuer has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Issuer or incurred any material liability or obligation direct or contingent (other than the Notes or any other securities issued by it in accordance with the Indenture), in the case of clause (ii), except as set forth in or contemplated by the Final Offering Circular;

(e) (i) the Issuer has been duly formed and is validly existing as a Delaware limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Final Offering Circular and to enter into and perform its obligations under this Agreement and each other Transaction Document to which it is a party, and has been duly qualified as a limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Issuer or the transactions contemplated by this Agreement, the Transaction Documents or the Final Offering Circular, taken as a whole; (ii) the authorized equity capital of the Issuer is as described in the Final Offering Circular and all of its authorized equity capital has been validly issued and is fully paid as described in the Final Offering Circular; and (iii) it has authorized (through its counsel’s provision of the final version thereof to the Placement Agents) the Placement Agents to use the Final Offering Circular in connection with the offer and resale of Placed Notes;

(f) the Issue has no subsidiaries and, subsequent to the date of the Final Offering Circular, (i) other than Notes issued under the Indenture, it has not incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; and (ii) other than the refinancing contemplated hereby, there has not been any material change in its share capital or capital stock or in its short-term or long-term debt;

(g) this Agreement has been duly authorized, executed and delivered by the Issuer and constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms; provided that the enforceability hereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies; and (B) general principles of equity, including, without limitation, principles of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law);

(h) the Notes have been duly authorized, and when issued and delivered pursuant to the Indenture, will have been duly executed, issued and delivered and will constitute, subject to the authentication thereof, the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms and entitled to the benefits provided by the

Indenture; provided that the enforceability of the Notes may be limited by (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies; and (B) general principles of equity, including, without limitation, principles of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law);

(i) each of the Transaction Documents (other than this Agreement) to which it is a party has been duly authorized and, when executed and delivered by the parties thereto will constitute its legal, valid and binding obligations, enforceable against it in accordance with the terms thereof; and the Notes and the Indenture will conform to the descriptions thereof in the Final Offering Circular in all material respects; provided that the enforceability of the Transaction Documents may be limited by (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies; and (B) general principles of equity, including, without limitation, principles of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or in law);

(j) none of the transactions contemplated by this Agreement or the Transaction Documents (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System;

(k) (i) it is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, its certificate of formation and Limited Liability Company Agreement, or any Transaction Document to which it is a party; it is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default in any material respect under any other indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject; (ii) the issue and sale of the Notes and the performance by the Issuer of all its obligations under the Notes, the Indenture, this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a default in any material respect under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, nor will any such action result in any violation of the provisions of its certificate of formation or Limited Liability Company Agreement or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties or assets nor result in the termination, suspension or revocation of any Authorization (as defined below); and (iii) no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue or sale of the Notes or the consummation by the Issuer of the transactions contemplated by this Agreement, the Indenture and the other Transaction Documents to which it is a party, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have already been obtained or as may be required under state securities or “Blue Sky” laws;

(l) (i) it has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, as are necessary to own, lease, license and operate its respective properties and to conduct its business as described in the Final Offering Circular, except where the failure to have any such Authorization or to make any such filing or notice would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect on the Issuer and (ii) the Issuer has received notification of any revocation or modification of any such Authorization and has any reason to believe that any such Authorization shall not be renewed, except where such revocation, modification or non-renewal would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect on the Issuer;

(m) there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Issuer, threatened against or affecting the Issuer or any of its properties or assets or to which any of its properties or assets is subject that could have a Material Adverse Effect;

(n) neither the Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D) of Issuer has directly, or through any agent (in the case of the Placement Agents, based upon the representations of each Placement Agent set forth in Section 3), sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Offering contemplated by the Final Offering Circular;

(o) none of the Issuer, any of its Affiliates and any persons acting on behalf of any of the foregoing (in the case of the Placement Agents, based upon the representations of each Placement Agent set forth in Section 3) has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Issuer, its Affiliates and any persons acting on behalf of any of the foregoing (in the case of the Placement Agents, based upon the representations of each Placement Agent set forth in Section 3) have complied with and will implement the “offering restrictions” requirements of Regulation S;

(p) the Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act and no securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system; furthermore, no securities of the same class as the Notes have been issued and sold by the Issuer within the six-month period immediately prior to the date hereof;

(q) assuming the accuracy of the representations of each Placement Agent contained in Section 3 hereof and the accuracy of any representations made or deemed to be made by any person acquiring a beneficial interest in a Placed Note, it is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement to register the Notes under the Securities Act or to qualify an indenture under the Trust Indenture Act of 1939, as amended;

(r) neither of the Issuer nor the pool of Assets is (nor, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Offering Circular, will be) an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and will conduct its operations in a manner so that it continues not to be, an “investment company” as such term is defined in the Investment Company Act;

(s) the Placed Notes shall be issued and sold, free from all liens, charges and encumbrances (other than any restrictions on transfer or other restrictions thereto), equities and other third party rights of any nature whatsoever, together with all rights of any nature whatsoever attaching or accruing to them now or after the date of this Agreement;

(t) on each date on which the Issuer acquires Collateral Obligations on and after the 2025 Refinancing Date, such assets shall not be subject to any lien other than any liens expressly permitted by the Indenture and any liens released contemporaneously with the acquisition by the Issuer of such Collateral Obligations;

(u) the Issuer has not offered and will not offer the Placed Notes except pursuant to this Agreement;

(v) based upon the representations of each Placement Agent, the actions described below, the transfer restrictions described in the Final Offering Circular or otherwise imposed under the Transaction Documents and other factors that the Issuer deems necessary or appropriate, including the Section 3(c)(7) procedures described in the Indenture, the Issuer has a reasonable belief that the initial sales and subsequent transfers of Notes issued pursuant to Rule 144A will be limited to QIB/QPs;

(w) (i) the Issuer acknowledges and agrees that in connection with this offering, or any other services a Placement Agent may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by a Placement Agent and that no fiduciary, advisory or agency relationship between the Issuer and either Placement Agent has been created in respect of any of the transactions contemplated by this Agreement or the Transaction Documents, irrespective of whether such Placement Agent has advised or is advising the Issuer on other matters; (ii) the price of the Placed Notes set forth in this Agreement was established by the Issuer following discussions and arms-length negotiations with each Placement Agent and the Issuer is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iii) the Issuer has been advised that SMBC and its Affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuer and that none of SMBC or its Affiliates has an obligation to disclose such interests and transactions to the Issuer; and (iv) the Issuer waives, to the fullest extent permitted by law, any claims it may have against each Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that such Placement Agent shall not have any liability (whether direct or indirect) to the Issuer in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuer, including its respective equityholders, employees or creditors;

(x) the Issuer has given a written representation and undertaking to the Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act with respect to the Placed Notes rated by the Rating Agency, and it has complied with each such representation and undertaking;

(y) other than has been or will be paid by the Issuer, no stamp or other similar duty is assessable or payable, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed in connection with the authorization, execution or delivery of this

Agreement and the Transaction Documents to which it is a party by the Issuer, as applicable, or with the authorization, issue, sale or delivery of the Notes by the Issuer, as applicable, and the performance of the Issuer’s obligations under this Agreement and the Transaction Documents to which it is a party and the Notes;

(z) neither of the Issuer nor any of its properties or assets have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of State of Delaware;

(aa) no event has occurred and is subsisting which (had the Notes already been issued) would, or with the lapse of time and/or the giving of a notice would and/or the fulfillment of any other condition would constitute an Event of Default;

(bb) no holder of the Placed Notes will be deemed resident, domiciled, carrying on business or subject to taxation in the State of Delaware solely by reason of the execution, delivery, performance or enforcement of any of this Agreement, the Indenture or the Transaction Documents;

(cc) neither it, its directors, officers, employees, nor, to its knowledge, any of its agents, Affiliates, representatives or Persons directly or indirectly owning or controlling it, (i) has corruptly paid, offered, or promised to pay, or authorized payment of any monies or things of value, directly or indirectly, to any Person, including, without limitation, any government official or any political party or party official or candidate for political office, for the purpose of obtaining or retaining business, or directing business to any person, or obtaining any other improper advantage, in each case, which is a violation of Anti-Corruption Laws, (ii) has engaged in any transactions, activity, or conduct which would violate the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, as amended, or any anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Issuer is located or doing business (collectively, “Anti-Corruption Laws”) or (iii) has engaged in any transactions, activity or conduct which would violate in any material respect the USA Patriot Act, the U.S. Bank Secrecy Act, and any regulation or requirement adopted pursuant thereto, or any other applicable law in any jurisdiction in which the Issuer is located or doing business that relates to money laundering or terrorism financing or any financial record keeping and reporting requirements related thereto (collectively, “Anti-Money Laundering Laws”), and neither it nor, to its knowledge, its Affiliates has failed to institute and maintain policies and procedures designed to ensure compliance with the Anti-Corruption Laws and the Anti-Money Laundering Laws applicable to it;

(dd) the Issuer has instructed Reuters to include the following:

(i) a “144A–3c7” notation included in the security name field at the top of the Reuters Instrument Code screen;

(ii) a “144A–3c7 Disclaimer” indicator appearing on the right side of the Reuters Instrument Code screen; and

(iii) a link from such “144A–3c7 Disclaimer” indicator to a disclaimer screen containing the following language: “These Notes may be sold or transferred only to Persons who are both (i) Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and (ii) Qualified Purchasers, as defined under Section 3(c)(7) under the U.S. Investment Company Act of 1940.”

(ee) the Issuer has instructed DTC to take the following or similar steps with respect to the Rule 144A Global Notes:

(i) the DTC 20-character security descriptor and 48-character additional descriptor will indicate with the marker “3c7” that sales are limited to persons who are both (i) Qualified Institutional Buyers and (ii) Qualified Purchasers;

(ii) where the DTC deliver order ticket sent to purchasers by DTC after settlement is physical, it will have the 20-character security descriptor printed on it; and where the DTC deliver order ticket is electronic, it will have a “3c7” indicator and a related user manual for participants, which will contain a description of the relevant restrictions;

(iii) DTC will, at the Issuer’s request, send an “Important Notice” outlining the 3(c)(7) restrictions applicable to the Rule 144A Global Notes to all DTC participants in connection with the initial offering;

(iv) upon request, DTC will provide to the Issuer a list of all DTC participants holding positions in the Notes; and

(v) DTC will make available to all DTC participants a “Reference Directory” that includes a list of all issuers who have advised DTC that they are 3(c)(7) issuers, as well as CUSIP numbers for the 3(c)(7) securities and such “Reference Directory” after the 2025 Refinancing Date will include the name of the Issuer and the CUSIP for such Notes;

(ff) the Issuer has instructed Bloomberg L.P. to include the following on each Bloomberg screen containing information about the Rule 144A Global Notes:

(i) the “Note Box” on the bottom of the “Security Display” page describing each Rule 144A Global Note should state: “Iss’d Under 144A/3c7”;

(ii) the “Security Display” page should have a flashing red indicator stating “See Other Available Information”; and

(iii) such indicator should link to an “Additional Security Information” page, which for the Rule 144A Global Notes should state that the Rule 144A Global Notes “are being offered in reliance on the exemption from registration under Rule 144A to Persons that are both (1) qualified institutional buyers (as defined in Rule 144A) and (2) qualified purchasers (as defined under Section 3(c)(7))”.

(gg) each of the representations and warranties of the Issuer set forth in each of the other Transaction Documents to which it is a party is true and correct in all material respects;

(hh) neither it, its directors, officers, employees, nor, to its knowledge, any of its agents, Affiliates, representatives or Persons directly or indirectly owning or controlling it, is a Person (i) targeted by any economic or financial sanctions or trade embargoes (“Sanctions”) imposed, administered, or enforced by the United States, the United Nations, the European Union and its

member states, the United Kingdom, or any other relevant governmental authority (such authorities, “Sanctions Authorities”), including, without limitation, as a result of being listed on any list of specially designated nationals maintained by a Sanctions Authority (including, without limitation, the List of Specially Designated Nationals and Blocked Persons administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury), or (ii) resident, located, domiciled, operating or organized in a country or territory which is itself the subject or target of comprehensive, country- or territory-wide Sanctions, including those administered by OFAC or the U.S. Department of State (such jurisdictions, “Sanctioned Countries” (as of the date hereof Afghanistan, Cuba, Iran, North Korea, Syria, and the Crimea, “Zaporizhzhia,” “Kherson,” Donetsk and Luhansk regions of Ukraine) (any Person in (i) through (ii) of this clause 4(hh), a “Sanctioned Person”));

(ii) neither it, its directors, officers, employees, nor, to its knowledge, any of its agents, Affiliates, representatives or Persons directly or indirectly owning or controlling it (i) has been engaged in any transaction, activity, or conduct in breach of Sanctions or that could reasonably be expected to result in its being deemed a Sanctioned Person, or (ii) has received notice of, or is otherwise aware of, any claim, action, suit, proceeding, investigation, or other inquiry, whether pending or threatened, involving it with respect to Sanctions, and neither it nor, to its knowledge, its Affiliates has failed to institute and maintain policies and procedures designed to ensure compliance by the Issuer, their Affiliates, and each of its directors, officers, employees, agents and representatives with Sanctions;

(jj) prior to the 2025 Refinancing Date, there have been no amendments to any of the Transaction Documents except as described in the Final Offering Circular; and

(kk) prior to the 2025 Refinancing Date, the Issuer has complied with the Tax Guidelines attached as Schedule A to the Collateral Management Agreement.

5. The Issuer covenants and agrees with each Placement Agent as follows:

(a) during the Offering Period (i) to deliver or cause to be delivered to such Placement Agent as many copies of the Final Offering Circular (including all amendments and supplements thereto) as such Placement Agent may request and (ii) the Issuer shall not prepare, use, authorize, approve or refer to any written materials that constitute an offer to sell or solicitation of an offer to buy any Notes other than the Offering Circular and any term sheets or marketing books prepared by such Placement Agent and approved by such Placement Agent for such purpose;

(b) before distributing any amendment or supplement to the Final Offering Circular other than in connection with any future refinancing or amendments or supplements to the Indenture, to furnish to such Placement Agent a copy of the proposed amendment or supplement for review and not to distribute any such proposed amendment or supplement to which such Placement Agent objects unless counsel to the Issuer and the Collateral Manager advises the Issuer and Collateral Manager, that (i) without such proposed amendment or supplement the Final Offering Circular, as then amended or supplemented, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) such proposed amendment or supplement is required pursuant to an order of a regulatory authority having jurisdiction over the Issuer;

(c) if, at any time prior to the 2025 Refinancing Date, any event shall occur as a result of which it is necessary, due to an untrue statement of a material fact or omission of a material fact contained therein, to amend or supplement the Final Offering Circular in order to make the statements therein, in the light of the circumstances when the Final Offering Circular is delivered to such Placement Agent, not misleading, or if it is necessary to amend or supplement the Final Offering Circular to comply with law, forthwith to prepare and furnish, at the expense of the Issuer, to such Placement Agent and to any dealers (whose names and addresses such Placement Agent will furnish to the Issuer) to which Placed Notes may have been sold by such Placement Agent on behalf of the Issuer and to any other dealers upon request, such amendments or supplements to the Final Offering Circular as may be necessary so that the statements in the Final Offering Circular as so amended or supplemented will not, in light of the circumstances when the Final Offering Circular is delivered to such Placement Agent for delivery to purchasers, be misleading or so that the Final Offering Circular will comply with law;

(d) the Issuer will advise such Placement Agent promptly as soon as either of them is aware of (i) the occurrence of any event or the existence of any condition known to the Issuer as a result of which it is necessary to amend or supplement the Final Offering Circular in order that the Final Offering Circular will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances existing at the time the Final Offering Circular is delivered to prospective purchasers, (ii) the receipt by the Issuer of any material communication from the United States Securities and Exchange Commission or any state securities authority concerning the offering and sale of the Notes and (iii) the commencement of any lawsuit or proceeding to which the Issuer is a party relating to the offering or sale of the Notes;

(e) subject to Section 3 hereof, to cooperate with such Placement Agent for the purpose of (x) qualifying the Placed Notes for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as such Placement Agent shall reasonably request and (y) continuing such qualification in effect so long as reasonably required for distribution of the Placed Notes; provided that the Issuer shall be required to qualify as a foreign trust, foreign limited liability company or foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation in any jurisdiction in which it is not now so subject;

(f) so long as the Notes are outstanding, to cause the Trustee to furnish to the such Placement Agent copies of the Monthly Reports and Distribution Reports furnished to holders of Notes; provided that such Placement Agent agrees to be subject to the confidentiality provisions of the Indenture, as if it were a Holder with respect to such reports;

(g) during the period beginning on the date hereof and continuing to and including the Business Day following the 2025 Refinancing Date, not to offer, sell, contract to sell, or otherwise dispose of any debt securities of, or guaranteed by, the Issuer other than the Notes pursuant to the Offering;

(h) to use the net proceeds received by the Issuer from the sale of the Notes pursuant to this Agreement in the manner specified in the Final Offering Circular under the caption “Use of Proceeds”;

(i) during the period of one year after the 2025 Refinancing Date, the Issuer will not, and will not permit any of their “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them, other than pursuant to an exemption from registration under the Securities Act or unless such sale is otherwise permitted under Rule 144 (and to the extent such Notes constitute “control securities” under Rule 144, in accordance with the requirements of Rule 144 in respect of such “control securities”);

(j) the Issuer has not taken or will not take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Notes contemplated hereby;

(k) none of the Issuer, its affiliates (as defined in Rule 501(b) under the Securities Act) and any persons acting on behalf of any of the foregoing (other than the Placement Agents) will solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(l) none of the Issuer, its affiliates (as defined in Rule 144(a)(1) under the Securities Act) and any persons acting on behalf of any of the foregoing (other than the Placement Agents) will engage in any directed selling efforts with respect to the Notes within the meaning of Regulation S under the Securities Act;

(m) none of the Issuer, its affiliates (as defined in Regulation 501(b) of Regulation D under the Securities Act) and any persons acting on behalf of any of the foregoing (other than the Placement Agents) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of the Notes and the Issuer will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the offering contemplated hereby;

(n) at any time prior to payment being made to the Issuer on the 2025 Refinancing Date, forthwith to notify such Placement Agent of anything which has or would have rendered or will or would render untrue or incorrect in any material respect any of the representations and warranties in Section 4 as if they had been made or given at such time with reference to the facts and circumstances then existing, and of the occurrence of any event which (had the Notes already been issued) would, or with the lapse of time and/or the giving of a notice would and/or the fulfillment of any other condition would constitute an Event of Default;

(o) not to enter into any contractual arrangement on or prior to the date hereof with respect to the distribution of any of the Placed Notes except for this Agreement and the arrangements contemplated hereby;

(p) without limiting any of the foregoing agreements, the Issuer shall comply with all of their obligations under the Transaction Documents;

(q) it will not directly or indirectly use the proceeds of the Notes, or lend, contribute or otherwise make available all or any part of such proceeds to any subsidiary, Affiliate, joint venture partner or any other Person (a) for the purpose of financing or facilitating any activity of or transaction with any Person that, to the knowledge of the Issuer, at the time of such funding or facilitation, is a Sanctioned Person, or in any Sanctioned Country, (b) in any other manner that would, to the knowledge of the Issuer, result in a violation of Sanctions by any Person or in any manner that would reasonably be expected to result in any Person becoming a Sanctioned Person or (c) in any manner which, to the knowledge of the Issuer, is in violation of Anti-Corruption Laws;

(r) it will not directly or indirectly fund all or part of any repayment or prepayment of the Notes out of proceeds that, to the knowledge of the Issuer, (i) are derived, directly or indirectly, from activities with or otherwise involving any Sanctioned Person, (ii) in any other manner, would result in a violation of Sanctions or (iii) would reasonably be expect to result in any Person becoming a Sanctioned Person;

(s) it will comply with Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects, and will maintain or be subject to policies and procedures reasonably designed to ensure compliance with Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects; and

(t) it will not directly or indirectly engage in any transaction, activity or conduct that, to the knowledge of Issuer, is with or for the benefit of any Sanctioned Person.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if the representations in Section 4 contain any inaccuracies, or if any of the opinions and certificates referred to in or contemplated by this Agreement shall not be reasonably satisfactory in form and substance to SMBC and its counsel, this Agreement and all obligations of each Placement Agent hereunder may be canceled by SMBC at, or at any time prior to, the 2025 Refinancing Date. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

6. The sale of the Placed Notes to investors on the 2025 Refinancing Date is subject to the performance by the Issuer of their obligations hereunder and to the following additional conditions:

(a) the representations and warranties of the Issuer contained herein are true and correct in all material respects on and as of the 2025 Refinancing Date (unless expressly referring to an earlier date) and the Issuer shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the 2025 Refinancing Date;

(b) (i) the Class A-1-R Notes are rated “AAA(sf)” by S&P and “AAAsf” by Fitch, (ii) the Class A-2-R Notes are rated “AAA(sf)” by S&P, (iii) the Class B-R Notes are rated at least “AA(sf)” by S&P, (iv) the Class C-R Notes are rated at least “A(sf)” by S&P and (v) the Class D-R Notes are rated “BBB-(sf)” by S&P;

(c) since the respective dates as of which information is given in the Final Offering Circular there shall not have been (i) any change or any development involving a prospective change in the equity capital or debt of the Issuer shall not have entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Issuer or incurred any material liability or obligation direct or contingent (other than the Notes issued by it), in each case other than as set forth or contemplated in the Final Offering Circular, or (ii) any Material Adverse Effect or any development involving a prospective Material Adverse Effect, in each case, the effect of which in the judgment of SMBC makes it impracticable or inadvisable to proceed with the offering or the delivery of the Placed Notes on the 2025 Refinancing Date on the terms and in the manner contemplated in the Final Offering Circular;

(d) there has not occurred since the date of the Issuer’s formation any Material Adverse Effect other than as set forth or contemplated in the Final Offering Circular;

(e) the Placement Agents shall have received opinions of Dechert LLP, counsel to the Issuer, dated the 2025 Refinancing Date, in form and substance acceptable to SMBC and its counsel;

(f) the Placement Agents shall have received an opinion of Nixon Peabody LLP, counsel to the Trustee, dated the 2025 Refinancing Date, in form and substance acceptable to SMBC and its counsel;

(g) the Placement Agents shall have received an opinion of Richards, Layton & Finger, P.A., counsel to the Issuer as to certain matters of Delaware law, dated the 2025 Refinancing Date, in form and substance acceptable to SMBC and its counsel;

(h) [reserved];

(i) the Placement Agents shall have received a negative assurance statement with respect to the Final Offering Circular from Cadwalader, Wickersham & Taft LLP, New York counsel to the Placement Agent, dated the 2025 Refinancing Date, in form and substance acceptable to SMBC;

(j) the Placement Agents shall have received a negative assurance statement with respect to the Final Offering Circular from Dechert LLP, counsel to the Collateral Manager, the U.S. Retention Holder and the Issuer, dated the 2025 Refinancing Date, in form and substance acceptable to SMBC and its counsel;

(k) this Agreement and each of the other Transaction Documents shall have been duly executed and delivered by the parties thereto;

(l) the Notes shall have been duly executed by the Issuer and the conditions precedent to the issuance thereof, as set forth in the First Supplemental Indenture, shall have been satisfied (and each Placement Agent shall be entitled to rely on all certificates delivered in connection therewith, each of which shall be in form and substance satisfactory to SMBC);

(m) on the 2025 Refinancing Date, each Placement Agent shall have received evidence of payment of the expenses described herein;

(n) the Issuer shall have executed and delivered to DTC the applicable letters of representation and riders with respect to the Notes, in form and substance reasonably satisfactory to SMBC;

(o) the Placement Agents shall have received on the 2025 Refinancing Date a certificate dated the 2025 Refinancing Date, signed by an authorized officer, member, manager or director of the Issuer confirming the matters set forth in Sections 4(d) and 6(a) and stating that it has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the 2025 Refinancing Date; provided that the person signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened;

(p) the Placement Agents shall have received on the 2025 Refinancing Date a certificate dated the 2025 Refinancing Date, signed by an Authorized Officer of the Collateral Manager certifying that: as of the 2025 Refinancing Date, to the best of its knowledge, there has been no event or development with respect to the Collateral Manager that could reasonably be expected to result in a material adverse effect on the issuance, offer or sale of the Notes as contemplated by the Final Offering Circular or on the ability of the Collateral Manager to perform, in all material respects, its obligations under the Collateral Management Agreement; and

(q) on or prior to the 2025 Refinancing Date the Issuer shall have furnished to each Placement Agent such further certificates and documents as SMBC shall request.

7. Subject to Section 9, the Issuer agrees to indemnify and hold harmless each Placement Agent and/or any of its Affiliates, managers, members, officers, directors, agents, employees and each person, if any, that controls such Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, demands, damages, liabilities and judgments (including without limitation the legal fees of outside counsel and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) arising from third-party claims (“Losses”) (i) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Offering Circular (and any amendment or supplement thereto if the Issuer shall have furnished any amendments or supplements thereto but not including any supplements in connection with any refinancings or amendments to the Indenture) or caused by any omission (or alleged omission) to state therein a material fact necessary to make the statements therein not misleading, in each case as of the respective date thereof, (ii) arising out of or relating to the transactions contemplated by this Agreement, (iii) arising out of or based upon, in whole or in part, any inaccuracy in the representations and warranties of the Issuer contained herein, and (iv) arising out of or based upon, in whole or in part, any failure of the Issuer to perform its obligations hereunder or under law, except in respect of clause (i):

(a) to the extent that any such Losses result from the delivery by such Placement Agent to any Person of any Offering Circular after such Placement Agent has been directed in writing by the Issuer to suspend use of such Offering Circular; and/or

(b) to the extent that any such Losses result from the delivery by such Placement Agent to any Person of any Offering Circular that contains any untrue statement (or alleged untrue statement) of a material fact (and any amendment or supplement thereto if the Issuer shall have furnished any amendments or supplements thereto) or that omits (or allegedly omits) to state therein a material fact necessary to make the statements therein not misleading, if (1) such untrue statement (or alleged untrue statement) or omission (or alleged omission) was corrected in an amended or supplemented Offering Circular that was prepared by the Issuer and delivered to such Placement Agent for use at or prior to the time written confirmation of sale to such Person was made and (2) such Placement Agent, after being informed of such amendment or supplement, failed to deliver such amended or supplemented Offering Circular to such person at or prior to the time written confirmation of sale to such person was made; and/or

(c) any Losses related to any untrue statement (or alleged untrue statement) of a material fact contained in the Placement Agent Information (and any amendment or supplement thereto), in each case, in reliance upon and in conformity with information provided by such Placement Agent specifically for inclusion in the Placement Agent Information, or caused by any omission (or alleged omission) to state therein a material fact necessary to make the statements therein not misleading, in each case as of the respective date thereof;

provided, however, that the indemnity of an Indemnified Person set forth in this Section 7 shall not apply to any Losses to the extent resulting primarily from such Indemnified Person’s bad faith, gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

SMBC agrees to indemnify and hold harmless the Issuer and its directors, members, managers, authorized persons and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Issuer to the same extent as the indemnity from the Issuer to such Placement Agent in clause (i) of the first paragraph of this Section 7, but only with reference to the SMBC Placement Agent Information. “SMBC Placement Agent Information” means the information furnished to the Issuer in writing by such Placement Agent expressly for use in the Final Offering Circular that is contained under the heading “Risk Factors—Relating to Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving SMBC and its Affiliates”, and in the last two sentences of the seventh paragraph and the eighth paragraph under the heading “Plan of Distribution” (in each case, solely as related to SMBC and not to any other party).

Apollo Global Securities agrees to indemnify and hold harmless the Issuer and its directors, members, managers, authorized persons and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Issuer to the same extent as the foregoing indemnity from the Issuer to such Placement Agent but only with reference to the AGS Placement Agent Information. “AGS Placement Agent Information” means the information furnished to the Issuer in writing by such Placement Agent expressly for use in the Final Offering Circular that is contained under the heading “Risk Factors—Relating to Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving Apollo Global Securities”, and in the last two sentences of the seventh paragraph and the eighth paragraph under the heading “Plan of Distribution” (in each case, solely as related to Apollo Global Securities and not to any other party).

For purposes of this Agreement, “Placement Agent Information” shall mean, collectively, the SMBC Placement Agent Information and the AGS Placement Agent Information.

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel of recognized standing or reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel of recognized standing or satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified

Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one firm for all Indemnified Persons (in addition to any local counsel), and that all such fees and expenses shall be reimbursed as they are incurred in the case of payments to be made by the Issuer to the extent permitted by the Priority of Payments. Any such firm for a Placement Agent or each Affiliate of such Placement Agent which assists such Placement Agent in the distribution of Placed Notes and such control persons of such Placement Agent shall be designated in writing by such Placement Agent and any such firm for the Issuer, their directors, their officers and such persons who control it shall be designated in writing by the Issuer. Each Indemnified Person, as a condition of the indemnity agreements contained in this Section 7, shall use all reasonable efforts to cooperate with the Indemnifying Person in the defense of any such action or claim. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff (that is non-appealable or as to which the Indemnifying Person has confirmed it will not pursue an appeal), the Indemnifying Person agrees to indemnify any Indemnified Person from and against any Losses by reason of such settlement or final judgment; provided that if such judgment is appealed and a payment or posting of a bond is required to be made in connection therewith, the Indemnifying Person agrees to indemnify any Indemnified Person for any such payment or posting of a bond. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

If the indemnification provided for herein is unavailable to an Indemnified Person or insufficient in respect of any Losses referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and each Placement Agent, on the other hand from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and each Placement Agent, on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and each Placement Agent, on the other shall be deemed to be in the same respective proportions as the net proceeds from the Offering (before deducting expenses) received by the Issuer and the total fees, discounts and commissions received by a Placement Agent bear to the aggregate offering price of the Placed Notes. The relative fault of the Issuer on the one hand and a Placement Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by a Placement Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer and Placement Agents each agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Placement Agent be required to contribute any amount in excess of the amount by which (i) the total discounts, commissions and fees, if any, received by such Placement Agent in respect of the Placed Notes exceeds (ii) the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Issuer set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of a Placement Agent, or any person controlling a Placement Agent, or by or on behalf of the Issuer, its officers or directors or any other person controlling it, and (iii) acceptance of and payment for any of the Notes.

8. Notwithstanding any other provision of this Agreement, each Placement Agent will not prior to the date which is one year (or if longer, any applicable preference period) plus one day after the payment in full of all of the Notes, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws. Nothing in this Section 8 shall preclude, or be deemed to stop, a Placement Agent, (i) from taking any action prior to the expiration of the aforementioned period in (A) any proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a person other than a Placement Agent or its Affiliates, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding. This paragraph shall survive the termination of this Agreement.

9. Notwithstanding anything herein contained, each Placement Agent acknowledges that the obligations of the Issuer hereunder from time to time and at any time are limited recourse obligations payable solely from the Collateral Obligations available at such time and following realization of the Collateral Obligations and application of the proceeds in accordance with the Indenture, all obligations of and any claims against the Issuer under this Agreement or any transaction contemplated hereby shall be extinguished and shall not thereafter revive. Neither Placement Agent will have any recourse against any Officer, director, employee, shareholder, authorized person or incorporator of the Issuer, the Collateral Manager or any Affiliates of the foregoing Persons, successors or assigns for any amounts payable under the Notes, the Indenture or this Agreement. This provision shall survive termination of this Agreement.

10. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of SMBC by notice given to the Issuer if (a) the 2025 Refinancing Date shall not have occurred on or prior to October 23, 2025 at 5:00pm (New York time) or (b) after the execution and delivery of this Agreement and prior to the 2025 Refinancing Date there shall have occurred any of the following events (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the commercially reasonable judgment of SMBC, is material and adverse and, in the commercially reasonable judgment of SMBC, makes it impracticable to market the Placed Notes on the terms and in the manner contemplated in the Offering Circular or this Agreement, (ii) the suspension or material limitation of trading in securities or other instruments, or the establishment of minimum prices, on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or other limitation on prices for securities or other instruments on any such exchange, (iii) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which, in the reasonable opinion of SMBC, could have a Material Adverse Effect on the Issuer or (iv) the declaration of a banking moratorium by any U.S. federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States. Termination of this Agreement pursuant to Section 10 shall be without liability of any party except for liability arising before or in relation to such termination.

The respective indemnities and rights of contribution, representations, warranties, agreements and statements made by or on behalf of the Issuer and each Placement Agent and any of their respective affiliates, representatives, officers, directors, employees and agents or controlling persons contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the delivery of and payment for the Placed Notes and shall remain in full force and effect until termination or cancellation of this Agreement (or shall survive such termination or cancellation to the extent expressly set forth herein or therein).

11. This Agreement shall become effective, as of the date hereof, upon the execution and delivery hereof by the parties hereto.

12. In placing the Placed Notes pursuant to this Agreement and in assuming its other obligations hereunder, each Placement Agent is acting solely as a contractual counterparty to the Issuer and not as principal. It is understood that each Placement Agent will be acting as the Issuer’s contractual counterparty in the placing of the Placed Notes and that such Placement Agent’s responsibility in this transaction is limited to a “commercially reasonable efforts” basis in placing the Placed Notes with no understanding, express or implied, on such Placement Agent’s part of a commitment to purchase or place the Placed Notes. The Issuer will sell the Placed Notes directly to each purchaser through a Placement Agent as contractual counterparty and such Placement Agent will not have ownership interest in or title to the Placed Notes prior to purchase by purchasers; provided that such Placement Agent shall have the right, but shall not be obligated, to purchase the Placed Notes as principal for its own account.

If a Placement Agent purchases Placed Notes during the Offering Period as principal for its own account with a view to the resale and distribution thereof and not to hold for investment purposes, each of the representations, warranties and covenants of the Issuer in this Agreement shall be for the benefit of such Placement Agent, as purchaser.

Neither Placement Agent shall have an obligation or liability in respect of the performance by or failure to perform (for any reason) of any purchaser whose offer to purchase Placed Notes from the Issuer has been accepted by the Issuer (whether or not placed by such Placement Agent). If the Issuer shall fail to deliver Placed Notes to a purchaser whose offer it has accepted, the Issuer shall hold Placement Agent that had placed such Placed Notes harmless against, and shall indemnify such Placement Agent for, any Losses arising from or as a result of such failure by the Issuer.

13. U.S. Special Resolution Regime.

(a)

In the event that a Placement Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Placement Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that a Placement Agent or a BHC Act Affiliate of such Placement Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Placement Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)	For purposes of this Section 13, the terms listed below have the respective meanings specified below:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations thereunder.

14. The Issuer and each Placement Agent submit to the exclusive jurisdiction of any federal or state court in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Issuer and each Placement Agent, waive, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. The Issuer and each Placement Agent consent to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at its address described in Section 17. Such consent shall be irrevocable to the extent permitted by applicable law. The Issuer hereby irrevocably appoints Corporation Service Company (the “Process Agent”) at its offices, 19 West 44th Street, Suite 200, New York, New York 10036 (or such other address as may be specified by the Process Agent from time to time), as its agent to receive, on behalf of it and its property, service of any summons and complaint and any other process that may be served in any such action or proceeding. Such service may be made, to the extent permitted by applicable law, by delivering by hand or certified or overnight mail a copy of such process to the Issuer in care of the Process Agent at the Process Agent’s address set forth above or such other address as the Issuer shall notify each Placement Agent; provided, however, that service shall also be mailed to the Issuer, and the Issuer hereby irrevocably authorize and direct the Process Agent to accept such service on their behalf, with delivery of a copy thereof to the Issuer in the same manner and to the same address as notices are required to be delivered to the Issuer under Section 17 hereof. The Issuer and each Placement Agent agree that service of process upon such party and written notice of said service to such party shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing herein shall affect the right of any party or any person controlling such party to serve process in any other manner permitted by law.

15. The obligation of the parties to make payments hereunder is in U.S. dollars (the “Obligation Currency”) and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder, and the party liable to make any such payment agrees to indemnify the party which is to receive such payment for any resulting deficiency in Obligation Currency. The obligation to make payments in the Obligation Currency shall not be affected by any judgment being obtained and rendered for any sums due under this Agreement in a currency other than the Obligation Currency. The parties agree that the rate of exchange which shall be used to determine if such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder shall be the noon buying rate in New York City for cable transfers in such foreign currency as certified for customs purposes by the Federal Reserve Bank of New York for the business day preceding that on which the judgment becomes a final judgment or, if such noon buying rate is not available, the rate of exchange shall be the rate at which in accordance with normal banking procedures such Placement Agent could purchase United States dollars with such foreign currency on the business day preceding that on which the judgment becomes a final judgment.

16. Neither of the Issuer nor a Placement Agent may assign or transfer its rights or obligations under this Agreement. This Agreement shall inure to the benefit of and be binding upon the Issuer and each Placement Agent and any indemnified Person pursuant to Section 7 and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

17. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by facsimile.

(a) Notices to the SMBC shall be given to it at 277 Park Avenue, New York, New York 10172, Attention: Structured Finance Group, or by email to: siasg@smbcnikko-si.com or at any other address subsequently furnished in writing by SMBC.

(b) Notices to Apollo Global Securities shall be given to it at 9 West 57th Street, New York, New York 10019.

(c) Notices to the Issuer shall be given to MFIC Bethesda CLO 1 LLC, c/o MidCap Financial Investment Corporation, 9 West 57th Street, 9th Floor, New York, New York 10019, or any other address previously furnished in writing to the other parties hereto by the Issuer, with a copy to the Collateral Manager at 9 West 57th Street, 9th Floor, New York, New York 10019, Attention: Chief Compliance Officer.

18. This Agreement may be executed in any number of counterparts and delivered by facsimile, electronic or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall be valid, binding, and enforceable against a party when one or more counterparts hereof, individually or taken together, shall be executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

19. This Agreement may not be amended, changed, modified or terminated except by the Issuer and each Placement Agent in writing.

20. This Agreement is made and entered into in the State of New York. All negotiations of this Agreement occurred or were initiated in the State of New York. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT RESPECT TO CONFLICT OF LAWS PRINCIPLES.

21. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY (BUT NO OTHER JUDICIAL REMEDIES) IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

22. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE ISSUER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST EACH PLACEMENT AGENT AND ANY OF ITS SUBSIDIARIES, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT, DUTY IMPOSED BY LAW OR OTHERWISE), IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH.

23. Notwithstanding any other provision of this Agreement, the obligations of the Issuer from time to time under this Agreement are limited in recourse to the Assets available at such time and amounts derived therefrom. To the extent the Assets are not sufficient to meet the obligations of the Issuer in full, after application of the Assets in accordance with the provisions of the Indenture, the Issuer shall have no further obligations hereunder and any outstanding obligations and any remaining claims shall be extinguished and shall not thereafter revive. Each Placement Agent further agrees not to take any action in respect of any claims hereunder against any officer, director, manager, member, shareholder, authorized person, employee or administrator of the Issuer. The provisions of this Section 23 shall survive the termination of this Agreement.

[Remainder intentionally left blank | Signature pages follow]

IN WITNESS WHEREOF, as of the date first written above:

Very truly yours,

MFIC BETHESDA CLO 1 LLC,
as Issuer

By: MidCap Financial Investment Corporation, its designated manager

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Chief Legal Officer

[Signature page to Placement Agreement]

Accepted as of the date first written above:

SMBC NIKKO SECURITIES AMERICA, INC., as a Placement Agent

By:	/s/ Takashi Fueno
Name: Takashi Fueno
Title: Managing Director

APOLLO GLOBAL SECURITIES, LLC, as a Placement Agent

By:	/s/ Daniel Duval
Name: Daniel Duval
Title: Vice President

[Signature page to Placement Agreement]

SCHEDULE A

Principal Amount of Placed Notes

Class of Notes	Applicable Issuer	Placed Notes Aggregate Principal Amount	Purchase Price (as a percentage of par)
Class A-1-R Notes	Issuer	U.S.$348,000,000	100%
Class A-2-R Notes	Issuer	U.S.$24,000,000	100%
Class B-R Notes	Issuer	U.S.$36,000,000	100%
Class C-R Notes	Issuer	U.S.$48,000,000	100%
Class D-R Notes	Issuer	U.S.$36,000,000	100%

Schedule A